Exhibit 99.1

301 W. Warner Road, Suite 132 Tempe, AZ 85284	T: 480-556-5555 F: 480-556-5500 www.renegy.com

FOR IMMEDIATE RELEASE	NEWS RELEASE

CONTACT:	Megan Meloni
Investor Relations
(650) 631-2847
RENEGY PROVIDES UPDATE ON SNOWFLAKE BIOMASS PLANT
     TEMPE, Ariz. (February 13, 2008) – Renegy Holdings, Inc. (Renegy) (NASDAQ: RNGY) announced today that its Snowflake White Mountain Power (“Snowflake”) biomass plant is on schedule to begin commercial operations during the second quarter of 2008. The remaining milestones to achieve commercial operation of the plant, and their target completion dates, are as follows:
•	First fire of boiler – February

•	Steam turbine started – March

•	Plant begins generating electrical power – May

•	Full commercial operations — June
     As the plant nears completion, Renegy currently expects that the final cost of the facility will exceed its original budget by approximately $12.5 million. Approximately half of this increase is attributable to cost overruns resulting from rising costs of labor, building materials and other construction challenges, while the remainder is attributable to new investments in the plant including a complete overhaul of the turbine, condenser and other used components, as well as new buildings and equipment added to the scope of the project over the past few months. As previously contemplated by the Contribution and Merger Agreement (the “CMA”), Renegy will contribute $2.0 million toward the total amount of cost overruns. In addition, Renegy will pay for $6.0 million of the new capital investments described above that have been, or may be, incurred relating to the acquisition of new assets and other plant enhancements that are expected to further increase the efficiency, reliability and long-term operating performance of the plant. The balance of any costs in excess of the original budget will be paid by Renegy’s Chairman and CEO Bob Worsley as outlined in the CMA.
     Despite the amount of cost overruns and investment in plant upgrades as outlined above, the capital cost of the 24 megawatt plant, excluding financing and other soft costs, is currently expected to total $58.5 million, which remains below industry estimates of the cost to build a new biomass plant, which range from $2,500 to $3,000 per kilowatt. Furthermore, Renegy’s $6.0 million investment in plant enhancements is expected to be substantially offset by a projected reduction in the costs expected to be necessary to refurbish and commission a recently acquired biomass facility in Susanville, California, resulting from its plans to maintain the plant at its current location. More information on the Company’s Susanville plant can be found in a separate release issued today.
     “We are rapidly approaching some key milestones relating to the completion and commissioning of our Snowflake facility that should enable us to begin generating electrical power in the second quarter of this year,” stated Bob Worsley. “While disappointed in the cost increases, I am pleased to report that we are on track to fire the boiler later this month and to complete a performance test of the entire plant during April. The additional investment we have elected to make is expected to improve the economics of the plant over the long-term by increasing its potential to achieve higher performance and greater availability, while at the same time reducing operating and maintenance costs. While our original cost projections have been impacted by a variety of internal and external forces, including a significant rise in the cost of building materials being generally experienced in national and global markets, we remain focused on completing the plant in both a timely and quality manner to meet the obligations under our financing, insurance and power purchase agreements.”
     Worsley continued, “In addition to the impending start-up of our first plant, we continue to be enthusiastic about the growth prospects for biomass energy and the many opportunities we have identified in the marketplace to acquire existing biomass to electricity facilities and related businesses that complement our current business activities.”
     As a result of the increased capital investment in the plant, combined with its growth objectives, Renegy may seek additional debt or equity financing in 2008 to fund the refurbishment of its Susanville biomass plant and other strategic opportunities, as well as for general corporate purposes. In the interim, to neutralize the impact of the $6.0 million of additional investment in the Snowflake plant, Bob Worsley has agreed to provide the Company with a $6.0 million revolving line of credit from which the Company may draw, if needed, for any near-term cash needs. In parallel, Bob Worsley has agreed to personally guarantee up to $6.0 million should the Company choose to pursue an alternate revolving line of credit with a financial institution. Access to either such credit line will allow Renegy to seek additional financing at a measured pace as growth opportunities arise. The Company is also continuing its search for the addition of a chief operating officer with significant power industry and plant construction experience to add depth to its management team and oversee the development and commissioning of future biomass power generating facilities.
     In other news, it was announced Monday that AbitibiBowater (“Abitibi”) has agreed to sell its Snowflake, Arizona newsprint mill, the site of Renegy’s Snowflake biomass plant, to British Columbia-based Catalyst Paper Corp., a leading North American producer of mechanical printing papers. According to the announcement, Catalyst Paper intends to continue operating the Snowflake paper mill as a means to strengthen its competitive position and market share by having a greater presence on the west coast of North America. Renegy currently has a 25-year lease and operating agreement (including a 25-year option) in place with Abitibi associated with its Snowflake biomass plant. As part of these agreements, Abitibi will supply recycled paper sludge produced by the mill, which is estimated to make up approximately 50% by weight (25% by energy content) of the biomass fuel to be used by Renegy’s Snowflake plant. All such agreements currently in place with Abitibi remain intact and are enforceable under the new ownership scenario.
     Renegy is also announcing today that it has completed its determination of final transaction costs and working capital adjustments associated with the $9.6 million sale of its SCR-Tech subsidiary last November. As previously noted, current stockholders of Renegy (other than the Robert M. Worsley and Christi M. Worsley Revocable Trust (the “Worsley Trust”)) will receive additional value through an increased percentage of ownership in Renegy common stock based on the net cash proceeds of the SCR-Tech sale, which have been calculated at $9.3 million. After expenses and working capital adjustments required under the CMA relating to the combination of the businesses of Catalytica Energy Systems and the renewable energy divisions of NZ Legacy, LLC (the “Renegy Merger”) last October, the final net effect is an approximate 1.5% reduction in Renegy common stock currently owned by the Worsley Trust. Accordingly, current stockholders of Renegy (other than the Worsley Trust) now own approximately 42.8% of the outstanding common stock of Renegy and the Worsley Trust approximately 57.2% (compared with 41.3% and 58.7% ownership, respectively, at the effective time of the Renegy Merger).
     Additional information relating to the Snowflake plant and risk factors can be found in a Form 8-K filed by the Company today with the Securities and Exchange Commission. The Company expects that any securities offered as part of any capital raising activities as described in this press release will not be registered under the Securities Act of 1933 and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or solicitation of an offer to buy securities and is issued pursuant to Rule 135c under the Securities Act of 1933.
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About Renegy
     Renegy, based in Tempe, Arizona, is a green energy company focused on acquiring, developing and operating a growing portfolio of biomass to electricity power generation facilities. Renegy seeks to rapidly grow its renewable energy assets with the goal of becoming the leading independent power producer (IPP) of biomass electricity in North America. Its first project is Snowflake White Mountain Power (Snowflake), a 24 megawatt (MW) biomass facility under construction near Snowflake, Arizona. This facility is scheduled to begin supplying electrical power to Arizona’s two leading utility companies in the second quarter of 2008, and serves as a solid foundation for the Company’s growth. Find Renegy on the Worldwide Web at www.renegy.com.
This news release contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created therein. These statements include, but are not limited to, those regarding the Company’s expectations regarding the amount of additional investment necessary to complete its Snowflake plant; the prospects and timing associated with completing target milestones and commencing commercial operation of the plant; the Company’s growth strategy and future opportunities; its ability to secure additional financing to fund strategic growth opportunities and other corporate purposes; and the prospects associated with the addition of a chief operating officer. These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, among others, the risk of further cost overruns or delays associated with completing construction and commissioning of the Snowflake plant; that we will not be able to secure additional financing, or financing on acceptable terms, to fund strategic growth opportunities and other corporate purposes; diversion of management’s attention away from other business concerns; the risks associated with the development, generally, of the Company’s overall strategic objectives; the existence of unanticipated technical, commercial or other setbacks related to the Company’s power generating facilities, including construction delays and the ability of the Company to secure adequate fuel for its biomass plants; changes in the environmental requirements relating to certain emissions; and the other risks set forth in the Company’s most recent Form 10-QSB filed with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements to reflect new information, events, or circumstances occurring after the date of this release.
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